EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

Name	Ownership	State of Incorporation
Western Telephone Company	100%	Minnesota
Peoples Telephone Company	100%	Iowa
New Ulm Phonery, Inc.	100%	Minnesota
New Ulm Cellular #9, Inc.	100%	Minnesota
New Ulm Long Distance, Inc.	100%	Minnesota
TechTrends, Inc.	100%	Minnesota
Hector Communications Corporation	33.3%	Minnesota
Hutchinson Telephone Company	100%	Minnesota
Hutchinson Telecommunications, Inc.	100% owned by HTC	Minnesota
Hutchinson Cellular, Inc.	100% owned by HTC	Minnesota

The financial statements of all wholly-owned subsidiaries are included on the Consolidated Financial Statements of New Ulm Telecom, Inc. in this Form 10-K. Hector Communications Corporation, which is a significant subsidiary is not consolidated, but recorded on the equity method. Separate financial statements of Hector Communications Corporation are included in this Form 10-K because this entity constitutes a significant subsidiary pursuant to the provisions of Regulation S-X, Article 3-09.

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